UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.03  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported in Item 5.07 below, at the Special Meeting of Stockholders (the “Special Meeting”) of Viveve Medical, Inc. (the “Company”) held on September 16, 2019, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Company’s 2013 Stock Option and Incentive Plan (as amended from time to time, the “2013 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to equal 18.0% of the issued and outstanding shares of common stock of the Company on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019.

A summary of the 2013 Plan, as amended, is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 19, 2019 (the “Proxy Statement”). That summary and the above description of the 2013 Plan, as amended, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2013 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported in Item 5.07 below, at the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100), with such ratio to be determined in the discretion of the Board.

Pursuant to such authority granted by the Company’s stockholders, the Board approved a one-for-one hundred (1:100) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock and the filing of the Amendment to effectuate the Reverse Stock Split.  The Amendment was filed with the Secretary of State of the State of Delaware on September 17, 2019, and the Reverse Stock Split will become effective in accordance with the terms of the Amendment at 5:00 p.m. Eastern Time on September 18, 2019 (the “Effective Time).

The Amendment provides that, at the Effective Time, every 100 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share.

Following the Reverse Stock Split, the number of shares of common stock outstanding will be reduced from approximately 60 million shares to approximately 0.6 million shares, and the number of authorized shares of common stock will remain at 75 million shares.  As a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock awards and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock awards and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to cash in lieu of any fractional share interest in connection with the Reverse Stock Split.

The Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on September 19, 2019. The Company’s common stock will continue to trade under the ticker symbol “VIVE” and the new CUSIP number for the Company’s common stock following the Reverse Stock Split is 92852W303.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the Special Meeting:

(1) Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-twenty (1:20) to one-for-one hundred (1:100), such ratio to be determined in the sole discretion of the Board (the “reverse stock split proposal”);

(2) Approve an amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to equal 18.0% of the issued and outstanding shares of common stock of the Company on a fully diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019 (the “stock plan proposal”); and

(3) Approve the authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split proposal or the stock plan proposal.

The proposals are described in detail in the Proxy Statement.

The number of shares of common stock entitled to vote at the Special Meeting was 46,613,204.  The number of shares of common stock present or represented by valid proxy at the Special Meeting was 31,390,020.  All matters submitted to a vote of the Company’s stockholders at the Special Meeting were approved.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1 – The Reverse Stock Split Proposal.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
23,379,080	7,959,953	50,987	--

Proposal 2 – The Stock Plan Proposal.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
10,632,789	4,618,751	42,646	16,095,834

Proposal 3 – To approve the authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split proposal or the stock plan proposal.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
21,774,537	9,079,488	535,995	--

Item 8.01  Other Events

On September 18, 2019, the Company issued a press release announcing the Reverse Stock Split.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Viveve Medical, Inc.

10.1#	Viveve Medical, Inc. 2013 Stock Option and Incentive Plan, as amended

99.1	Press Release of Viveve Medical, Inc., dated September 18, 2019
# Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer